TECHNOLOGY LICENSE AGREEMENT

This Technology License Agreement ("AGREEMENT") is made and entered into as of the 19th day of October, 2000, between Applied Digital Solutions, Inc., a Missouri corporation ("ADS") and MCY Music World, Inc., a Delaware corporation ("MCY").

In consideration of the mutual covenants and conditions contained in this Agreement, the parties agree as follows:

1.       LICENSE.

1.1 ADS hereby grants to MCY a perpetual (unless terminated as set forth herein), non-exclusive, nontransferable, worldwide, paid-up license, subject to the terms and conditions of this Agreement, to use all proprietary software of ADS relating to ADS's Net-Vu(TM) software (the "LICENSED MATERIALS").

1.2 The license granted to MCY hereunder shall entitle MCY to use the Licensed Materials solely in connection with any entertainment or sports activity.For purposes of this Agreement, any "ENTERTAINMENT OR SPORTS ACTIVITY" shall mean any activity, business or enterprise related to music, theatre, film, dance or other performing arts; any type of gaming; interactive or video games or other form of entertainment; books and magazines (including in either printed or electronic form); any type of sporting event, (whether as a spectator or participant); and any other leisure activity regardless of the medium or mode of communication or distribution, whether now in existence or hereafter created or conceived, including but not limited to, live performances, print media, television, cable television, audio, radio, satellite, compact disks, video disks, the Internet or other electronic or digital platform or means of distribution.

1.3 Any computer programs included as part of the Licensed Materials shall be provided in both source code and object code form, and MCY shall have the right to receive related technical documentation for any such software. The license granted hereunder shall entitle MCY to receive any new releases, or other modifications or alterations to any of the Licensed Materials, made at any time after delivery by ADS to MCY hereunder and offered by ADS to its customers generally, where any such releases or other modifications are not priced by ADS as separate new products or options. MCY acknowledges that it shall be responsible for making all necessary arrangements at its own expense for obtaining any other modifications or alterations to the Licensed Materials or for obtaining other products to be used with the Licensed Materials, that may be necessary to ensure that the Licensed Materials have any features or meet any standards that may be required by MCY or that are required by MCY to enable it to use the Licensed Materials for the purposes intended by MCY. Any modifications or alterations made solely by or on behalf of MCY to any of the Licensed Materials supplied by ADS shall belong to MCY, but shall be subject to the restrictions and conditions set out in this Agreement.

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1.4      MCY shall be entitled  pursuant to the license granted hereunder to use the Licensed Materials solely for its internal use and not to sublicense the Licensed Materials to others, provided, however, that
         MCY  shall  be  entitled  to  grant   sublicense  for  any  plug-in  or
         downloadable module that any end user requires for access to or interaction with any MCY platform on which the Licensed Materials are installed. Except as otherwise expressly stated in this Agreement, MCY shall not be entitled to rent, lease, loan or otherwise transfer or grant any rights in or to the Licensed Materials to any other person, and MCY shall not disassemble, decompile or reverse engineer the Licensed Materials. MCY shall not use any of the Licensed Materials in any way not expressly provided for in this Agreement. MCY acknowledges that there are no implied licenses and that MCY shall not use the Licensed Materials in any manner that would exceed the scope of the license granted herein.

1.5 MCY shall not reproduce, duplicate, copy, sell, or otherwise disclose, or disseminate the Licensed Materials, including operating instructions, user manuals, and training materials, in any medium except as authorized herein. MCY may make copies of the Licensed
         Materials, in machine readable form, only as is reasonably necessary for its use of the Licensed Materials as permitted herein and for archival, testing and backup purposes.

1.6 The right to use the Licensed Materials granted to MCY hereunder shall include use of the Licensed Materials by any Affiliate (as hereinafter defined) of MCY and any successor of any Affiliate. For purposes of this Agreement, "AFFILIATE" means any entity or person which, directly or indirectly, controls, is controlled by or is under common control with MCY. MCY shall cause any Affiliate or successor to comply with the terms and conditions of this Agreement in the same manner as MCY, and shall indemnify ADS for any loss, damage or expense incurred by ADS as a result of any non-compliance with this Agreement by any Affiliate or successor.

1.7 Except as expressly provided herein, the license granted to MCY with respect to the Licensed Materials does not include the right to grant sublicenses to any portion of the Licensed Materials without the prior written authorization of ADS, which authorization may be withheld by ADS at its sole discretion. In each case in which MCY is authorized under this Agreement to grant such sublicenses, or in which ADS expressly permits MCY to grant any such sublicenses, MCY shall require each sublicensee, before it may use or install the sublicensed portion of the Licensed Materials, to execute a written license agreement in form and substance that is approved by ADS, and that at a minimum contains the same restrictions and conditions that are applicable to the use of the Licensed Materials by MCY, as set forth hereunder. MCY shall indemnify ADS for all losses, costs, damages, expenses, and liabilities caused by a sublicensee's failure to honor the terms of such sublicense, or by MCY's failure to include the required terms in its sublicense agreements with its sublicensees.

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2.       PAYMENT, PRICES.

2.1 In consideration of the rights and licenses granted by ADS to MCY hereunder, MCY shall pay ADS a one-time license fee of U.S. $10,000,000 (the "LICENSE FEE"). The License Fee shall be paid in cash in the amount of $9,000,000, and in shares of the common stock of MCY having a value of $1,000,000, all in accordance with a certain agreement entitled the "ADS Agreement" made between MCY, MCY.com, Inc. and ADS dated even date herewith (the "ADS AGREEMENT").

2.2 The License Fee is exclusive of any federal, state, municipal, or other governmental taxes, duties, fees, excises, or tariffs now or hereafter imposed in connection with the production, storage, licensing, sale, transportation, import, export, use or modification of the Licensed Materials, or otherwise arising out of or in connection with this Agreement. MCY shall be responsible for, and where ADS is required to collect any such amounts, shall reimburse ADS for, all such taxes, duties, fees, excises, or tariffs, but MCY shall not be liable for any governmental or local taxes imposed on ADS's corporate income.

3.       DELIVERY OF LICENSED MATERIALS

3.1 ADS shall deliver to MCY the Licensed Materials promptly upon the execution hereof by MCY. All deliveries will be made to MCY at the address of MCY set forth in this Agreement. MCY acknowledges that the Licensed Materials may be provided in printed and/or electronic form.

3.2 MCY acknowledges that the Licensed Materials do not include any software, specifications, designs, documentation or any other products belonging to any third party, other than such as may be licensed to ADS and that ADS is entitled to sublicense to MCY as part of the Licensed Materials, and MCY shall be responsible at its own expense for obtaining directly from any third party such licenses or other rights to any software or other third party products that MCY will require from time to time for use in conjunction with any of the Licensed Materials and for installing configuring, maintaining and using any such products. ADS does not warrant which software products that MCY will require in order to use the Licensed Materials for its intended purposes, nor does ADS make any representation or warranty to MCY as to the availability or prices of any software or other products that MCY will require for use with the Licensed Materials, provided, however, that upon request by MCY and at MCY's expense, ADS will provide reasonable information to assist MCY in obtaining such products. MCY also acknowledges that it will be responsible at its own expense for selecting, procuring, configuring and maintaining any hardware products that will be required by MCY for use with the Licensed Materials, provided that upon request by MCY and at MCY's expense, ADS will provide reasonable information to assist MCY in selecting and configuring hardware products to be used with the Licensed Materials.

4.       SERVICES FOR MAINTENANCE AND/OR MODIFICATION OF LICENSED MATERIALS.

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4.1      Except as provided in Section  1.3,  ADS shall not be  responsible  for providing or causing to provide any services or performing any work that may be requested or required by MCY with respect to the use, maintenance, support, modification, enhancement or alteration of any of the Licensed Materials. MCY acknowledges that its ability to use any software or any other components of the Licensed Materials for its intended purposes may require MCY to enter into agreements with ADS or the developers of the applicable components of the Licensed Materials, or with other third parties, including agreements for the support and maintenance of any software products forming part of the Licensed Materials. MCY shall be solely responsible for entering into such agreements or otherwise making any such arrangements, and for paying any fees required in connection therewith.

5.       TITLE TO LICENSED MATERIALS.

5.1 MCY acknowledges that ADS or its licensors own all right, title and interest, including all copyright, patent rights, trademark rights, trade secret rights and all other intellectual property rights, in and to the Licensed Materials.

5.2 MCY shall include in any copies of the Licensed Materials or associated documentation made by MCY, including any copies of any modified or altered versions of the Licensed Materials made by MCY, such copyright or other proprietary rights notices as may be contained on the copies of the Licensed Materials originally provided by ADS to MCY, or as may be reasonably requested by ADS from time to time.

6.       WARRANTY.

6.1 ADS does not provide any representation or warranty that the Licensed Materials will have any features or meet any standards that may be requested by MCY, or will otherwise meet MCY's requirements.

6.2 ADS represents and warrants to MCY that it is the owner of the Licensed Materials or otherwise has the right to grant to MCY the licenses set forth in this Agreement without violating any rights of any third party, and that there is currently no actual or threatened suit or claim by any such third party based on an alleged violation of such right by ADS provided, however, that MCY's sole and exclusive remedy, and ADS's sole and exclusive obligation to MCY, for breach of this warranty shall be to provide the Intellectual Property Indemnification set forth in Section 8 below.

6.3 THE WARRANTIES CONTAINED IN THIS SECTION 6 ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESSED OR IMPLIED, AND ADS EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR

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         NON-INFRINGEMENT   WITH  RESPECT  TO  THE  LICENSED  MATERIALS  OR  THE
         PERFORMANCE OF ANY OBLIGATIONS HEREUNDER.

7.       LIMITATION OF LIABILITY.

7.1 ADS's aggregate liability to ADS under this Agreement or for any other reason relating to the products and services provided under this Agreement, including claims for contribution or indemnity, and whether the claim is in contract, breach of warranty, strict liability, tort (including negligence) or otherwise, shall be limited to not more than $250,000. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOST PROFITS OR LOSS OF USE, OR FOR ANY LOSS OF DATA, FOR ANY CLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.       INTELLECTUAL PROPERTY RIGHTS INDEMNITY.

8.1 If notified promptly in writing of any action brought against MCY based on a claim that the Licensed Materials infringe any valid United States patent, copyright, trademark or trade secret of a third party, ADS shall indemnify, defend and hold harmless MCY and its officers, directors and employees against such action at ADS's expense and pay all damages finally awarded in such action or settlement and any expenses (including reasonable attorneys' fees) which are attributable to such claim. ADS shall have sole control of the defense of any such action and all negotiations for its settlement or compromise. MCY shall cooperate reasonably with ADS in the defense, settlement or compromise of any such action. Such cooperation shall be at ADS's expense. In the event that a final injunction is obtained against MCY's use of the Licensed Materials, or if ADS reasonably believes that MCY's use of the Licensed Materials could be so enjoined, or if in ADS's opinion any of the Licensed Materials is likely to become the subject of a successful claim of such infringement, ADS shall, at its expense, (i) procure for MCY the right to continue using the Licensed Materials as provided in this Agreement, (ii) replace or modify the Licensed Materials so that they become non-infringing (so long as the functionality of the Licensed Materials is essentially unchanged) or, in the event neither of the previous two options can be effected by ADS, (iii) terminate this Agreement with respect to the applicable portion of the Licensed Materials and the rights granted hereunder, and refund to MCY a reasonable amount on account of that portion of the License Fee paid to ADS for the applicable portion of the Licensed Materials. This Section states ADS's entire liability and MCY's exclusive remedy for infringement.

8.2 Notwithstanding the foregoing, ADS shall have no liability to MCY under this Section 8 to the extent that any infringement or claim thereof is based upon (i) the operation or use of any of the Licensed Materials in combination with any equipment or software not

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         supplied  by ADS  where the  Licensed  Materials  would  not  itself be
         infringing,   (ii)   compliance   with   designs,   specifications   or
         instructions provided by MCY, (iii) use of any of Licensed Materials in an application or environment for which it was not designed or (iv) modifications of any of the Licensed Materials by anyone other than ADS where the unmodified version of the Licensed Materials would not be infringing.

8.3 THE FOREGOING INDEMNIFICATION PROVISIONS STATE THE ENTIRE LIABILITY OF ADS WITH RESPECT TO INFRINGEMENT OR ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS, TRADE SECRETS AND OTHER INTELLECTUAL OR PROPRIETARY RIGHTS BY THE LICENSED MATERIALS OR THEIR USE.

9.       CONFIDENTIALITY AND NONDISCLOSURE.

9.1 Each party may have access to Confidential Information (as defined below) of the other party (the "DISCLOSING PARTY"), during the term of this Agreement. Each party agrees that it will not use or disclose to any third party any Confidential Information except as permitted by this Agreement or as authorized by the Disclosing Party's prior written consent. Each party that is a recipient of Confidential Information (the "RECIPIENT") shall employ the same degree of care in preventing the disclosure of the Confidential Information to a third party (or parties) as it uses with regard to its own confidential information of similar importance, provided that in no event shall the Recipient employ less than a reasonable degree of care. The Recipient shall disclose Confidential Information only to those of its employees who have a need to know the Confidential Information for purposes of performing or exercising rights granted under this Agreement and shall not use the Confidential Information of the other except for purposes of performing or exercising rights granted under this Agreement. The Recipient may disclose Confidential Information to regulatory authorities with jurisdiction over the Recipient provided it gives the other party prior notice of such disclosure. Neither party will use the other party's name or otherwise refer to the other party in any written materials without the prior written consent of the other party in each instance.

9.2 For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means non-public information. Confidential Information may include (but is not limited to) business methods, data, information, records, plans, and concepts. MCY agrees to treat the Licensed Materials as ADS's Confidential Information. Confidential Information does not include information that: (i) is or becomes publicly available through no act or omission of the Recipient of the Confidential Information; (ii) is intentionally disclosed to a third party by the party owning the Confidential Information without restrictions on disclosure; (iii) is rightfully acquired by the Recipient from a third party not under a confidentiality restriction; (iv) is independently developed, which independent development can be shown by written evidence; or (v) is required to be disclosed under operation of law or court order.

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9.3      On ADS's  reasonable  request,  MCY  will  furnish  ADS with a  written statement, certified by an officer of MCY, confirming that the Licensed Materials are being used by MCY in accordance with this Agreement.

10.      AUDIT RIGHTS.

10.1 At ADS's request, MCY shall provide ADS with a report detailing its use of the Licensed Materials. Upon reasonable notice provided by ADS to MCY, ADS may audit MCY's records to ensure compliance by MCY with this Agreement. Any such audit will be conducted during regular business hours at MCY's offices, shall not interfere unreasonably with MCY's business activities and shall be subject to the confidentiality provisions of this Agreement.

11.      TERM/TERMINATION.

11.1 This Agreement is effective as at the date set forth above, and continues until terminated as provided herein, or by agreement of both parties. Either ADS or MCY may terminate this Agreement if the other party is in material breach of any material obligation under this Agreement (including the obligation to pay amounts due hereunder) and fails to cure such nonperformance within thirty (30) days following written notice of such failure. This Agreement may also be terminated in the manner and on the terms set out in section 3 of the Escrow Agreement (the "Escrow Agreement") which is incorporated in and forms part of the ADS Agreement, in which case the rights and obligations of the parties upon termination shall be as set forth in the Escrow Agreement.

11.2 Upon termination of this Agreement for any of the above reasons, all licenses granted hereunder shall terminate and if the Licensed Materials have not been delivered to MCY at the time of termination, ADS shall have no obligation to effect such delivery and if the Licensed Materials have been delivered, MCY will immediately destroy the Licensed Materials and all copies in any form,provided, however, that except in the case of termination in accordance with the Escrow Agreement, if MCY has paid all amounts owing to ADS as of the termination date, and MCY is in compliance with and remains subject to the provisions of Articles 1, 5 , 6, 7, 8, 9, 10, and 12, the licenses granted hereunder shall survive following the termination of this Agreement. However, ADS may terminate MCY's use of any of the Licensed Materials upon a material breach of any of the surviving sections.

12.      GENERAL.

12.1 WAIVER/AMENDMENT. No waiver, amendment, or modification of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver, amendment, or modification is sought to be enforced. No failure or delay by either party in exercising any right, power or remedy under this Agreement, except as


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         specifically  provided herein,  shall be deemed as a waiver of any such right, power, or remedy.

12.2 ASSIGNMENT. Either party may assign this Agreement to an entity acquiring substantially all of its assets or merging with it, provided that such assignee agree in writing to assume all obligations under this Agreement. Except as set forth above, neither party may assign any of its rights or delegate any of its obligations under this Agreement to any third party without the express written consent of the other. Any attempted assignment in violation of the foregoing shall be void and of no effect. Subject to the above, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

12.3 GOVERNING LAW. The rights of the parties hereunder shall be governed by the laws of the State of Florida without giving effect to principles of conflicts of laws. The parties expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods, if applicable. The parties hereby submit to the exclusive jurisdiction of the federal or state courts located in Palm Beach County, Florida in any action or proceeding that may be brought in connection with this Agreement.

12.4 EQUITABLE RELIEF. The parties acknowledge that Confidential Information contains trade secrets, the disclosure of which would cause substantial harm to Disclosing Party (as defined in Section 9 hereof) that could not be remedied by the payment of damages alone. Accordingly, said Disclosing Party will be entitled to preliminary and permanent injunctive relief and other equitable relief for any breach confidentiality.

12.5 SEVERABILITY. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

12.6 EXPORT. MCY acknowledges that the laws and regulations of the United States may restrict the export of the Software. MCY agrees that it will not export or re-export any of the Licensed Materials in any form without first obtaining the appropriate United States and foreign government approvals.

12.7 NOTICE. Any notice, consent, or other communication hereunder shall be in writing, and shall be given personally, by confirmed fax or express delivery to either party at their respective addresses:

         (i)      to ADS at:
                           Applied Digital Solutions, Inc.
                           Suite 410
                           400 Royal Palm Way
                           Palm  Beach, Florida 33480
                           Attention:  David I Beckett, General Counsel

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                  with a copy to:
                           Bryan Cave LLP
                           245 Park Avenue
                           New York, New York  10167
                           Attention:       Robert A. Ansehl

         (ii)     to MCY at:
                           MCY Music World, Inc.
                           1133 Avenue of the Americas
                           New York, New York 10036
                           Attention:       Legal Department

                  with a copy to:
                           Brown Raysman Millstein Felder & Steiner LLP
                           1880 Century Park East

                           Suite 711
                           Los Angeles, California 90067
                           Attention:       Henry Silberberg

         or such other address as may be designated by written notice of either party. Notices shall be deemed given when delivered or transmitted, or seven days after deposit in the mail.

12.8 INDEPENDENT CONTRACTORS. The parties' relationship shall be solely that of independent contractor and nothing contained in this Agreement shall be construed to make either party an agent, partner, joint venturer, or representative of the other for any purpose.

12.9 FORCE MAJEURE. If the performance of this Agreement, or any obligation hereunder, except the making of payments, is prevented, restricted, or interfered with by reason of any act or condition beyond the reasonable control of the affected party, the party so affected will be excused from performance to the extent of such prevention, restriction, or interference.

12.10 DUPLICATE ORIGINALS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute but one document.

12.11 ENTIRE AGREEMENT. This Agreement, together with the ADS Agreement referred to in Section 2.1 above and the exhibits and attachments to the ADS Agreement and the other documents referred to therein, constitute the complete and exclusive agreement between the parties with respect to the subject matter hereof and supersedes all proposals, oral, or written, all previous negotiations, and all other communications between the parties with respect to the subject matter hereof. The terms of this Agreement shall prevail

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         notwithstanding  any different,  conflicting,  or additional terms that may appear in any purchase order or other unsigned license agreement included in any equipment or software package. All products and services delivered by ADS to MCY are subject to the terms of this Agreement, unless specifically addressed in a separate agreement. No modification of this Agreement will be effective unless contained in a writing executed by an authorized representative of each party.


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         IN WITNESS  WHEREOF,  THE  PARTIES  HAVE CAUSED  THIS  AGREEMENT  TO BE
EXECUTED BY THEIR DULY AUTHORIZED REPRESENTATIVES.

APPLIED DIGITAL SOLUTIONS, INC.

/s/ Garrett A. Sullivan
--------------------------------------------
Signature

Garrett A. Sullivan
President

MCY MUSIC WORLD, INC.

/s/ Bernhard Fritsch
--------------------------------------------
Signature
Bernhard Fritsch
------------------------------------
Printed Name
President
--------------------------------------------
Title



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